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                                         Registration Statement No. ____________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                           -------------------------



                            MODERN MFG SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                  Nevada                                84-0503585
      (State or other jurisdiction of           (I.R.S. Employer ID. No.)
         incorporation or organization)


                        9119 Richtop Boulevard, Suite 360
                          Silverdale, Washington 98383
                    (Address of Principal Executive Offices)

                     -------------------------------------

    CONSULTING AGREEMENT BETWEEN MODERN MFG SERVICES, INC., AND ROCKY MCNABB
                              (Full Title of Plan)

   CONSULTING AGREEMENT BETWEEN MODERN MFG SERVICES, INC., AND BRAD GOODSPEED
                              (Full Title of Plan)

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

        ----------------------------------------------------------------


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

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- -------------------------- -------------------------- --------------

                                                Proposed Maximum           Proposed Maximum
TItle of Securities to   Amount to be           Offering Price Per         Aggregate Offering
be Registered            Registered(1)          Share(2)                   Price(2)                   Amount OF FEE
------------------------ ---------------------- -------------------------- -------------------------- --------------

Common Stock,            1,500,000              $0.11                       $165,000                  $15.18
$0.001 par value
------------------------ ---------------------- -------------------------- -------------------------- --------------

(1) The consulting agreement (the "Consulting Agreement") between Rocky McNabb ("McNabb") and Modern MFG Services, Inc. (the "Company" or the "Registrant") provides for one million (1,000,000) shares of common stock of the Company to be issued to McNabb in exchange for consulting services. The general nature and purpose of the Consulting Agreement is to provide for consulting services for the Company and, at the same time, compensate McNabb for said consulting services. The term of the Consulting Agreement is twelve (12) months and may be renewed for successive periods of twelve (12) months thereafter by the mutual written agreement of the Parties. The Consulting Agreement may be terminated by the Company or McNabb by providing thirty (30) days written notice to the other party. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The consulting agreement (the "Consulting Agreement") between Brad Goodspeed ("Goodspeed") and the Company provides for five hundred thousand (500,000) shares of common stock of the Company to be issued to Goodspeed in exchange for consulting services. The general nature and purpose of the Consulting Agreement is to provide for consulting services for the Company and, at the same time, compensate Goodspeed for said consulting services. The term of the Consulting Agreement is twelve (12) months and may be renewed for successive periods of twelve (12) months thereafter by the mutual written agreement of the Parties. The Consulting Agreement may be terminated by the Company or Goodspeed by providing thirty (30) days written notice to the other party. The Consulting
Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h) based upon the value of the Company's common stock as of March 31, 2003.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended June 30, 2002, and (ii) the Company's Quarterly Reports on Form 10-QSB and Form 10-QSB, as amended, for the quarter ended December 31, 2002, September 30, 2002, March 31, 2002, December 31, 2001, September 30, 2001 (iii) the Company's Reports on Forms 8-K and Forms 8-K, as amended, filed October 2, 2002, October 9, 2001, and July 19, 2001. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the Registrant's accountants, counsel, nor any other experts named in the registration statement has any equity or other interest in the Registrant.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8.  EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9.  UNDERTAKINGS

           (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       3
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          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on this 8th day of February, 2003.

                                             MODERN MFG SERVICES, INC.
                                               (Name of Registrant)



  Date:  May 8, 2003                 By:      /S/  KATHY BRIGHT
                                           ---------------------------
                                          Kathleen Bright, President


                                       4
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         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                    TITLE                                               DATE
--------------------------------------------- --------------------------------------------------- ----------------------

               /S/ KATHY BRIGHT               President, Chief Executive Officer and Director     May 8, 2003
--------------------------------------------- (Principal Executive Officer)
               Kathy Bright


               /S/ ROGER JANSEN               Director                                             May 8, 2003
---------------------------------------------
               Roger Jansen


                /S/ ROY RAINEY                Director                                            May 8, 2003
---------------------------------------------
                Roy Rainey



                                    INDEX TO EXHIBITS
NUMBER                                 DESCRIPTION                              PAGE
------                                 -----------                              ----
   4        Consulting Agreement with Rocky McNabb                                6

  4.1       Consulting Agreement with Brad Goodspeed                             13
   5        Opinion of The Otto Law Group, PLLC                                  20
 23.1       Consent of The Otto Law Group, PLLC (contained in exhibit 5)




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